UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Monarch Casino & Resort, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONARCH CASINO & RESORT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 9, 2020

To the Stockholders of Monarch Casino & Resort, Inc.:

The Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. will be a completely virtual meeting of stockholders held online on Tuesday, June 9, 2020, at 10:00 a.m. local time, for the following purposes:

1.

To elect John Farahi,  Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

In addition, we will consider and transact such other business as may properly come before the meeting.

You may attend, vote, and submit questions before and during the annual meeting via live audio webcast on the Internet at  www.proxydocs.com/MCRI. Due to public health and travel concerns relating to the evolving coronavirus (COVID-19) situation, you will not be able to attend the annual meeting in person. There will be no physical location for stockholders to attend.

As described in proxy materials for the annual meeting, you are entitled to virtually attend the annual meeting and vote online by visiting www.proxydocs.com/MCRI. You may also submit questions before and during the meeting. You will need your control number included on your Notice of Internet Availability of Proxy Materials or proxy card (if you receive a printed copy of the proxy materials) in order to be able to submit questions and vote during the annual meeting. We encourage you to access the annual meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Only stockholders of record at the close of business on April 13, 2020 are entitled to notice of, and to vote at, the annual meeting. The stock transfer books will not be closed. On or about April 30, 2020, we mailed to our stockholders either a printed copy of our proxy statement and our 2019 annual report on Form 10‑K, or a notice containing instructions on how to access our proxy statement and annual report and how to vote online. The notice also contains instructions on how you can receive a paper copy of our proxy materials, including the notice of annual meeting, proxy statement and proxy card, should you wish.

Stockholders are cordially invited to attend the virtual annual meeting at www.proxydocs.com/MCRI.. IF YOU WILL NOT BE ABLE TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THEN CAST YOUR VOTE AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

JOHN FARAHI
SECRETARY

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2019 annual report on or about April 30, 2020.

MONARCH CASINO & RESORT, INC.
PROXY STATEMENT

MONARCH CASINO & RESORT, INC.
3800 South Virginia Street
Reno, Nevada 89502

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is prepared for the stockholders of Monarch Casino & Resort, Inc. (the “Company,” “we,” “our” or “Monarch”) in connection with the solicitation by our board of directors (the “Board of Directors” or “Board”) of proxies to be voted at the virtual annual meeting of stockholders of the Company to be held online at www.proxydocs.com/MCRI  on Tuesday, June 9, 2020, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders and more fully outlined herein.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 9, 2020

This Proxy Statement, form of proxy and our annual report on Form 10-K are available online at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Question: What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

Answer: Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 30, 2020, we will mail to our stockholders either a printed copy of our proxy materials, including our Proxy Statement and our annual report on Form 10‑K, or a Notice of Internet Availability containing instructions on how to access our proxy materials. This electronic access process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. However, if you prefer to receive a printed copy of our proxy materials and a paper proxy card, you may do so by following the instructions included in the Notice of Internet Availability.

Question: Why am I being provided with access to or receiving these proxy materials?

Answer: You are being provided with access to or are receiving these proxy materials because you owned shares of Monarch’s common stock par value $.01 per share (the “Common Stock”) as of the close of business on April 13, 2020, our record date. This Proxy Statement describes in detail matters on which we would like you, our stockholder, to vote. It also gives you information on these matters so that you can make an informed decision. If you will not be able to attend the annual meeting virtually and vote online, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions either in the Notice of Internet Availability or, if you received a printed copy of the proxy materials, on the enclosed proxy card. The shares represented by the proxy will be voted if the proxy is properly executed and received by us prior to the commencement of the annual meeting, or any adjournment thereof.

Question: On what matters am I being asked to vote?

Answer:

1.

To elect John Farahi,  Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal; and

2.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

Question: How does the board of directors recommend I vote on these proposals?

Answer: Our Board recommends that you vote your shares FOR each of the nominees for director named in this Proxy Statement,  and FOR the executive compensation paid to our named executive officers.

Question: Do any of the proposals to be voted on create a statutory right of dissent under Nevada law?

Answer: None of the proposals to be voted on at the annual meeting creates a statutory right of dissent under Nevada law.

Question: Who is entitled to vote?

Answer: The record date for the annual meeting is April 13,  2020. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting. Both “stockholders of record” and “street name holders” are entitled to vote or direct the voting of their Common Stock. You are a “stockholder of record” if you hold Common Stock that is registered in your name at our transfer agent, Broadridge. You are a “street name holder” if you hold Common Stock indirectly through a nominee, such as a broker, bank or similar organization.

Question: If I am a stockholder of record, how do I vote?

Answer: You may vote via the Internet. You can vote by proxy over the Internet by following the instructions provided in the notice or on the separate proxy card if you have received a printed set of the proxy materials.

You may vote by telephone. You can submit your vote by proxy over the telephone by following the instructions provided in the notice or on the separate proxy card if you received a printed set of the proxy materials.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your vote by completing and returning the separate proxy card in the prepaid and addressed envelope.

You may vote online at the meeting. All stockholders of record may vote online at the annual meeting.

Question: If my shares are held by a broker, bank or other nominee, how do I vote?

Answer: If your shares are held in street name by a broker, bank or other nominee, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. There will be no admittance once the annual meeting has begun.

Question: Can I revoke my proxy later?

Answer: Yes. You have the right to revoke your proxy at any time before the annual meeting. If you are a stockholder of record, you may do so by:

1.	voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,
2.	delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Monarch before the annual meeting, or
3.	voting virtually at the annual meeting.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or by gaining access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee and voting online.

Question: How many shares can vote?

Answer: As of the close of business on the record date of April 13,  2020, 18,171,928 shares of Common  Stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of Common Stock entitles its holder to one vote.

Question: How is a quorum determined?

Answer: Our Bylaws provide that the holders of fifty percent (50%) of the voting power of the stock issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, constitute a quorum at a meeting of the stockholders. Abstentions and broker non-votes will be counted as present for quorum purposes.

Question: What is required to approve each proposal once a quorum has been established?

Answer:

Election of Directors. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either virtually or by proxy, is required for the election of directors. Stockholders do not have the right to cumulate their votes for directors.

Advisory Vote on Executive Compensation. An affirmative vote of a majority of the shares present and entitled to vote at the meeting, either virtually or by proxy, is required for approval of the advisory vote on executive compensation.  Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares present and entitled to vote at the meeting, either virtually or by proxy, will be required for approval, unless otherwise required by law.

Question: What happens if I abstain?

Answer: Abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote for each of the proposals. Abstentions are counted for purposes of determining whether there is a quorum.

Question: How will my shares be voted if I do not give specific voting instructions?

Answer: If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•

Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, John Farahi and Bob Farahi, will vote your shares in the manner recommended by our Board of Directors as follows: FOR each of the nominees for director named in this Proxy Statement,  and FOR the executive compensation paid to our named executive officers.

All of the proposals contained in this Proxy Statement are considered non-routine matters. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals included in this Proxy Statement, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will be counted for purposes of determining whether there is a quorum. Broker non-votes will be treated as though they are not entitled to vote and will not affect the outcome of the proposals. Please instruct your bank or broker so your vote can be counted.

Question: How will voting on any other business be conducted?

Answer: Although we do not know of any business to be considered at the annual meeting other than the proposals described in this Proxy Statement, if any other business properly comes before the annual meeting, your proxy or voting instruction gives authority to the proxyholders, John Farahi and Bob Farahi, to vote on those matters in their discretion.

Question: What if a quorum is not present at the meeting?

Answer: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Question: How much stock do Monarch’s directors and executive officers own?

Answer: As of April 13,  2020, our current directors and executive officers collectively beneficially owned,  4,249,514 shares of our Common Stock, excluding any shares issuable upon exercise of stock options, constituting 23.39% of the outstanding shares. It is expected that these persons will vote the shares held by them for each of the director nominees named in this Proxy Statement and in accordance with the Board of Directors’ recommendation on the other proposals contained in this Proxy Statement.

Question: Who will bear the costs of this solicitation?

Answer: Our Board of Directors is soliciting these proxies. We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners, and we will reimburse these persons for related postage and clerical expenses.

2021 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in the Proxy Statement. The next annual meeting of stockholders is expected to be held on or about June 1, 2021 (the “2021 Annual Meeting”). The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2021 Annual Meeting is December 31, 2020. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Stockholder proposals not included in our Proxy Statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. Stockholders desiring to present proper proposals, other than the nomination of persons for election to the Board, must submit proposals that meet the eligibility criteria under our Bylaws, including submission of notice to the Company no later than March 18, 2021. Stockholders desiring to present nominations of persons for election to the Board must submit such nominations to the Company. We must receive such nomination no earlier than March 3, 2021 and no later than March 18, 2021.

Unless a stockholder proposal for the 2021 Annual Meeting is submitted to the Company prior to March 18, 2021, management may use its discretionary voting authority to vote management proxies on any such stockholder proposal.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN OTHER BENEFICIAL OWNERS

The following table shows the beneficial ownership as of April 13,  2020 of our Common Stock held by each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock,  all named executive officers and directors, and all executive officers and directors as a group. The percentages shown are based on  18,171,928 shares of Common Stock outstanding as of April 13,  2020. Except as set forth below, the address for all listed parties is 3800 South Virginia Street, Reno, Nevada 89502.

	Shares of Common
	Stock Beneficially		Percent of
Beneficial Owner	Owned (1)(2)		Class
John Farahi	3,264,277	(3)(4)	17.58%
Bob Farahi	1,513,565	(5)(6)	8.26%
David Farahi	165,678	(7)	*
Edwin S. Koenig	6,667	(8)	*
Yvette E. Landau	61,000	(9)	*
Craig F. Sullivan	36,600	(10)	*
Paul Andrews	36,600	(11)	*
BlackRock Inc.	1,861,843	(12)	10.25%
55 East 52nd Street
New York, NY 10055
Park West Asset Management LLC and Mr. Peter S. Park	1,486,947	(13)	8.18%
900 Larkspur Landing Circle, Suite 165
Larkspur, CA 94939
Ben Farahi	1,426,623	(14)	7.85%
3652 S. Virginia Street; Suite C7
Reno, NV 89502
All executive officers and directors as a group (7 persons)	5,084,387	(15)	26.75%

*Less than 1%.

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
(2)	Includes shares issuable upon exercise of options which are exercisable within 60 days of April 13, 2020.
(3)	Includes 1,403,955 shares held in trusts.
(4)	Includes options to purchase 400,000 shares under the 2014 Equity Incentive Plan (the “2014 Plan”).
(5)	Includes 969,626 shares held in trusts.
(6)	Includes options to purchase 145,674 shares under the 2014 Plan.
(7)	Includes options to purchase 148,332 shares under the 2014 Plan.
(8)	Represents options to purchase 6,667 shares under the 2014 Plan.
(9)	Represents options to purchase 61,000 shares under the 2014 Plan.
(10)	Represents options to purchase 36,600 shares under the 2014 Plan.
(11)	Represents options to purchase 36,600 shares under the 2014 Plan.
(12)

 Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2020. BlackRock, Inc. has sole voting power with respect to 1,833,493 shares and sole investment power with respect to all of the shares beneficially owned.

(13)

Based on a Schedule 13G/A filed by Park West Asset Management LLC (“PWAM”) with the SEC on February 14, 2020.  PWAM is the investment manager to Park West Investors Master Fund, Limited (“PWIMF”) that is the holder of 1,349,857 shares. Peter S. Park is the sole member and manager of PWAM.  PWAM and Mr. Park may be deemed to beneficially own the 1,486,947 shares of Common Stock held in the aggregate by the PW Funds and have shared voting and investment power with respect to such shares. PWIMF has shared voting and investment power with respect to the 1,349,857 shares beneficially owned.

(14)	Based on a brokerage records.
(15)	Includes options to purchase 834,873 shares under the 2014 Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide for a board of directors consisting of five persons; however, the Bylaws may be amended from time to time to permit between three and twelve directors.  The Board currently has five directors, divided into two classes designated as Class A (consisting of three directors) and Class B (consisting of two directors). Members of each class serve for a two-year term. At each annual meeting, the terms of one class of directors expire. The term of office of the current Class A directors will expire at the 2020 Annual Meeting of Stockholders. The term of office of the current Class B directors will expire in 2021. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier death, resignation or removal. Each of the nominees is a current director of the Company.

If the proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees John Farahi,  Craig F. Sullivan and Paul Andrews for terms of office expiring in 2022. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee. The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders. If re‑elected at such meeting, such director would serve until the expiration of the term applicable to the vacated position.

The Company, each director and executive officer who has been required by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the “Nevada Gaming Authorities”) to be found suitable has been found suitable by the Nevada Gaming Authorities. Beginning in 2011, the Chairman of the Audit Committee is required to be found suitable by the Nevada Gaming Authorities, and Mr. Sullivan, our current Chairman of the Audit Committee, was found suitable by the Nevada Gaming Authorities on March 22, 2018. Future new members of the Board, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities. The Colorado Division of Gaming (the “Colorado Regulatory Authorities”) also requires a finding of suitability for each director by the Colorado Regulatory Authorities. Each of our directors has been found suitable by the Colorado Regulatory Authorities. Should any director later be found not to be suitable by the Nevada Gaming Authorities or the Colorado Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN FARAHI,  CRAIG F. SULLIVAN AND PAUL ANDREWS TO THE BOARD OF DIRECTORS.

The following information is furnished with respect to each member of the Board or nominee thereto. Similar information is provided for the Company’s executive officers who are not directors. John Farahi and Bob Farahi are brothers. David Farahi, our Chief Operating Officer, is John Farahi’s son. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company.

The Company, through its direct wholly owned subsidiary Golden Road Motor Inn, Inc. (“Golden Road”), owns and operates the Atlantis Casino Resort (the “Atlantis”) in Reno, Nevada, and through its indirect wholly owned subsidiary, Monarch Black Hawk, Inc., owns and operates the Monarch Casino Black Hawk (“Black Hawk”) in Black Hawk, Colorado.

DIRECTORS AND NOMINEES

		Director
Name	Age	Since	Position
John Farahi	72	1993	Co‑Chairman of the Board,
(Nominee for term expiring in 2022)			Chief Executive Officer, Secretary and Director
Bob Farahi	69	1993	Co‑Chairman of the Board,
(Term expiring in 2021)			President and Director
Paul Andrews	55	2014	Director
(Nominee for term expiring in 2022)
Yvette E. Landau	63	2010	Director
(Term expiring in 2021)
Craig F. Sullivan	73	1998	Director
(Nominee for term expiring in 2022)

JOHN FARAHI has been Co‑Chairman of the Board and Chief Executive Officer of the Company since its inception and of Golden Road, a direct wholly owned subsidiary of the Company, since June 1993. He has served as Secretary of the Company since November 2011. From 1973 until June 1993, Mr. Farahi was President, Director, and General Manager of Golden Road. Mr. Farahi is a partner in Farahi Investment Company (“FIC”), which is engaged in real estate investment and development. Mr. Farahi served on the Washoe County Airport Authority as a Trustee from July 1997 until June 2005. Mr. Farahi is a former member of the Nevada Commission on Tourism and served as a Board Member of the Reno-Sparks Convention and Visitors’ Authority until 2017. Mr. Farahi was appointed in 2013 by President Barack Obama to the United States Holocaust Memorial Council. Mr. Farahi holds a political science degree from the California State University at Hayward. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and his knowledge of the casino industry.

BOB FARAHI has been Co‑Chairman of the Board and President of the Company since its inception and of Golden Road, a direct wholly owned subsidiary of the Company, since 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road. Mr. Farahi divides his working time between the Company and the other private companies with which he is involved. Mr. Farahi is a partner in FIC. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and in real estate development and his knowledge of the casino industry.

PAUL ANDREWS has been a member of the Board since May 2014 and is the President and CEO of the National Western Stock Show and Complex (“NWSS”), which plays host to the National Western Stock Show each January and over 240 other events each year in Denver, Colorado. Prior to joining NWSS in November 2010, Mr. Andrews spent 20 years in various capacities with Denver-based Kroenke Sports Enterprises LLC, owner of the Denver Nuggets, the Colorado Avalanche and the Pepsi Center Arena. Mr. Andrews served in various sales, marketing and administrative capacities while at Kroenke including the position of Executive Vice President in which he was responsible for all business operations. The Board believes Mr. Andrews is qualified to serve as a director due to his significant operations, marketing and sales experience.

YVETTE E. LANDAU has been a member of the Board since June 2010. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005. Since 2005, Ms. Landau has been co‑owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development. Until January 2019, Ms. Landau served as a member of the Board of Directors of Bossier Casino Venture, Inc. which owned the Margaritaville Resort Casino in Bossier City, Louisiana. Ms. Landau currently serves as a member of the Board of Directors of PlayAGS, Inc. (NYSE: AGS), a designer and supplier of electronic gaming products and services. Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a counselor. Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law. The Board believes Ms. Landau is qualified to serve as a director due to her experience in hotel-casino management, her experience as an independent director of other casino companies and her experience in the legal and construction industries.

CRAIG F. SULLIVAN has been a member of the Board since September 1998. He was Chairman of the Board of Park Cattle Company (now Edgewood Companies) from July 2006 to June 2008. Since March 1998, Mr. Sullivan has been President of Sullivan & Associates, a strategic and financial consulting firm to companies in the gaming industry.  Mr. Sullivan was a director of PHL Local Gaming, LLC, which was a bidder for Philadelphia, Pennsylvania’s second casino license. From April 1995 to March 1998, Mr. Sullivan served as Chief Financial Officer and Treasurer of Primadonna Resorts, Inc., and from February 1990 to April 1995, Mr. Sullivan served as Treasurer of Aztar Corporation. Mr. Sullivan also served on the Board of New York-New York Hotel & Casino from March 1996 to June 1998. Mr. Sullivan holds a bachelor’s degree in economics from the George Washington University and holds a master’s degree in international management from the American Graduate School of International Management (now Thunderbird School of Global Management). The Board believes Mr. Sullivan is qualified to serve as a director due to his experience as a senior executive in the hotel-casino industry.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that the Company’s stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s named executive officers. We have disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, other executive compensation tables and related narrative disclosures is hereby APPROVED.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.

The Board of Directors UNANIMOUSLY recommends a vote to approve the compensation paid to our named executive officers.

EXECUTIVE  OFFICERS

In addition to John Farahi and Bob Farahi, whose biographical information is set forth above, our other executive officers are set forth below.

DAVID FARAHI, age 38, has been the Chief Operating Officer since April 2012. Prior to 2012 Mr. Farahi held the positions of Executive Director of Gaming Operations and Director of Investor Relations for Monarch. Mr. Farahi began his gaming and hospitality career in 1998. He has extensive experience in over a dozen positions at Atlantis Casino Resort Spa. From 2004 to 2006, Mr. Farahi held finance positions with HSBC Bank plc in their New York, London and Geneva offices, in both the investment and private banking divisions. Mr. Farahi holds an MBA from Columbia Business School with concentrations in both Real Estate and Finance and holds a Bachelor’s degree in Economics and International Studies from Northwestern University. Mr. Farahi is currently serving in his third term as the President of the Colorado Gaming Association, a position he has held since 2016.

EDWIN S. KOENIG, age 52, has been the Chief Accounting Officer since March of 2016. Mr. Koenig served as the Company’s Director of Corporate Development and Analysis from May 2015 until March 2016. Prior to joining the Company, Mr. Koenig served in various assurance roles at Ernst & Young LLP from November 2003 to April 2015. Mr. Koenig is a certified public accountant with Bachelor’s degrees in Accounting from the University of Nevada Las Vegas and in Business Management from Sonoma State University.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

John Farahi, the Board’s Co‑Chairman, also serves as the Company’s Chief Executive Officer. Bob Farahi, the Board’s other Co‑Chairman also serves as the Company’s President. The Company does not have a lead independent director. At the time of this filing, we believe this is the best structure to leverage John and Bob Farahi’s respective operating expertise, professional experience and longevity with the Company. The Board is responsible for risk oversight. The Board regularly reviews information regarding our Company’s credit, liquidity and operations. In addition, each of our Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee assesses the risks that may be implicated by our executive compensation programs and the Audit Committee discusses with our independent auditor our major financial risk exposures. The Board believes that its leadership structure supports the Board’s effective oversight of the Company’s risks.

Director Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, the Board has determined that Paul Andrews, Yvette E. Landau and Craig F. Sullivan are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2).

Board and Committee Meetings

The Board held three meetings during 2019.  Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all committees on which he or she served during the period in which he or she was a director.

Annual Meetings

The Board has a policy that requires all directors to attend each annual meeting of stockholders absent exigent circumstances. In 2019, John Farahi participated in the annual meeting of stockholders by video conference. All of our other directors attended the 2019 annual meeting of stockholders.

Committees of the Board

The Board has a  standing Audit Committee,  Compensation Committee, and Marketing Committee.

Audit Committee

The Audit Committee is currently comprised of Craig F. Sullivan, Chair, Yvette E. Landau and Paul Andrews. During 2019, the Audit Committee held six meetings. The Audit Committee oversees our management, internal audit and independent public accountants with respect to corporate accounting, financial reporting and systems of internal control established by management. Among other duties, the Audit Committee’s functions are: to review reports of the auditors to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company’s auditors to determine the scope of compliance and any deficiencies; to evaluate the independence of and select our independent public accountants; to review and approve all related party transactions; and to make periodic reports on such matters to the Board. The Audit Committee adopted an Audit Committee Charter, a copy of which may be viewed on the Company’s website at www.monarchcasino.com, by clicking on “Corporate Overview” and then “Corporate Governance.”

The Board has determined that all members of the Audit Committee meet the enhanced definition of “independence” under the SEC rules and are “independent directors,” under the  Nasdaq listing standards.

Additionally, the Board has determined that Craig F. Sullivan, Chairman of the Audit Committee, is a financial expert as defined by the SEC rules.  The relevant experience of Mr. Sullivan is summarized under “Election of Directions ― Directors and Nominees” above.

Compensation Committee

The Compensation Committee is currently comprised of Yvette E. Landau, Chair, Craig F. Sullivan and Paul Andrews. During 2019, the Compensation Committee held three meetings. The Compensation Committee determines and approves, or recommends to the Board for approval, all compensation and awards to the Company’s chief executive officer and other executive officers, and administers the 2014 Plan. The Compensation Committee reviews at least annually the performance and the compensation of the chief executive officer in light of the corporate goals and objectives applicable to the compensation of the chief executive officer, and determines and approves the compensation level of the chief executive officer based on this evaluation. In determining compensation, or making recommendations regarding executive compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation. Our chief executive officer provides the Compensation Committee with evaluations of each named executive officer, including himself, and recommendations regarding base salary levels for the upcoming year for each named executive officer (other than himself) and an evaluation of the extent to which the named executive officer met his bonus target. Our chief executive officer cannot be present during any voting or deliberations by the Compensation Committee on his compensation. The Compensation Committee may delegate its authority to subcommittees of the Compensation Committee when it deems appropriate and in the best interest of the Company. The Compensation Committee has adopted a Compensation Committee Charter, a copy of which may be viewed on the Company’s website at www.monarchcasino.com by clicking on “Corporate Overview” and then “Corporate Governance.” As set forth in the “Compensation Discussion and Analysis” section below, the Compensation Committee did not engage compensation consultants in 2019.  The Board has determined that all of the members of the Compensation Committee meet the independence requirements of the Nasdaq listing standards, including the heightened independence requirements specific to compensation committee members.

Nominations Function

The Company does not have a standing nominating committee, nor has the Board of Directors adopted a charter addressing the director nomination process. The Board of Directors believes that, at this time, it is appropriate for the Company not to have a nominating committee because the independent directors constituting the majority of the Board of Directors can adequately serve the function of considering potential director nominees from time to time as needed.

For annual meetings of stockholders, at which directors are to be elected in compliance with Nasdaq rule 5605(e), director nominees are recommended for the Board’s nomination solely by a majority of the independent directors. In making such recommendation, the qualifications of the prospective nominee to be considered include the nominee’s personal and professional integrity, experience, skills, professional relationships, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to act in the best interests of the Company and its stockholders.

The Board of Directors’ overall diversity is a significant consideration in the director selection process. Monarch is an equal opportunity employer and does not discriminate based upon age, race, color, gender, national origin, disability, religion or veteran status. It is the Board of Director’s desire that the Board should be composed of qualified individuals who bring diverse professional expertise and points of view. All prospective Director nominees are evaluated on their professional merits, technical qualifications, demonstrated expertise, experience and ability to contribute in such a way as to bolster and expand the collective professional perspective of the Board.

The Board will consider all appropriate candidates proposed by our stockholders in accordance with the Company’s Bylaws. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by the independent directors of the Board or stockholders. The requirements for nomination of a person to the Board by a security holder are set forth in Article II, Section 16 of the Company’s Bylaws and the qualifications for a person to be a director of the Company are set forth in Article II, Section 14 of the Bylaws. Both sections of the Bylaws are set forth below.

14. Eligibility of Directors. No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

16. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 16 of Article II shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 16 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person’s notice of nomination shall be received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year’s Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year’s proxy materials in the event of an election at an Annual Meeting. To be timely, no stockholder’s notice shall be received at the principal executive offices of the Corporation more than ninety (90) days before the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (c) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Company did not receive any proposed director candidates submitted by any stockholder for inclusion in this Proxy Statement under the guidelines set forth above.

Communication with Directors

The Company’s stockholders may contact directors by sending an email to Lou Dorn, Chief Legal Officer and General Counsel at LDorn@MonarchCasino.com, which will be relayed to the board member or members specified in the message, or by addressing a letter to Monarch Casino & Resort, Inc., Board of Directors, 3800 South Virginia Street, Reno, Nevada 89502. Each communication should specify the applicable director or directors to be contacted.

Compensation Committee Interlocks and Insider Participation

Yvette E. Landau, Craig F. Sullivan, and Paul Andrews each served on the Compensation Committee during 2019. None of these directors is a former or current executive officer of Monarch or had any relationships requiring disclosure by Monarch under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of Monarch’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our named executive officers (“NEOs”) are (a) John Farahi, our Chief Executive Officer (“CEO”), (b) Bob Farahi, our President, (c) David Farahi, our Chief Operating Officer (“COO”), and (d) Edwin Koenig, our Chief Accounting Officer (“CAO”). We seek to compensate our NEOs in a manner that will attract and retain qualified individuals who are responsible for the management, growth and success of the Company. We believe that NEO compensation should be designed to:

1.	motivate performance in areas consistent with our short and long-term objectives,
2.	reward for achieving those objectives, and
3.	encourage NEOs to continue in our employ.

We evaluate and establish the total compensation of our NEOs in light of what we believe to be the compensation practices, and relative corporate financial performance, of other companies in the gaming industry similar to us in terms of asset size and target market. In 2019,  the Compensation Committee did not engage compensation consultants in this process because it believed that the Compensation Committee was able to consider publicly available data and other data which provided information upon which to make informed compensation decisions. Because certain comparable companies in the gaming industry do not publicly report their compensation information, their compensation practices are not publicly available. As such, we rely on information that is publicly available, information that we obtain from industry sources, and the industry experience and knowledge of our Compensation Committee and other Board members in determining NEO compensation.

Compensation Elements

Our NEO compensation program utilizes four primary components, which include 1) annual salary, 2) annual cash bonus awards, 3) one-time cash awards and 4) stock option awards. Following is a discussion of each component.

Annual Salary

The salary element compensates each NEO for performance of the fundamental duties associated with that NEO’s position. In addition to what we believe to be the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to us in asset size and target market, we consider other factors in establishing NEO annual salaries including the executive’s respective record of leadership and service to us, our growth during the NEO’s term of employment, the relative importance of the NEO in overseeing both our strategic direction and our day-to-day operations, the relative performance of our competitors and the NEO’s civic leadership. Salaries are reviewed annually and are adjusted as warranted.

Annual Cash Bonus Awards

To align NEO performance with our short-term operational and financial objectives, we utilize an annual cash bonus program (the “Bonus Program”) with an annual target set by the Compensation Committee as a percentage (the “Target Bonus Percentage”) of the NEO’s annual salary. The Target Bonus Percentage is set at 20%.

The Bonus Program is comprised of both a quantitative and a qualitative component. The quantitative component is awarded based on achieving our annual financial goal, as established by the Board. The qualitative component of the cash bonus program for our NEOs is awarded at the discretion of the Compensation Committee, which considers several factors of the NEO’s performance including, but not limited to, performance against specific tactical objectives as established by the Board, staff development, staff retention, operating process improvement and the implementation of programs resulting in permanent cost reductions. The qualitative component of the cash bonus program for the other executive officers is determined by the chief executive officer, subject to the Compensation Committee review and approval, and is based on their overall performance, as well as on completing specific projects and achieving specific goals.

The financial target is defined as a determined level of “Adjusted EBITDA.” The Board sets the Adjusted EBITDA target at a level they believe is both challenging and achievable. By establishing a target that is challenging, the Board believes that NEO performance, and, therefore, Company financial performance, is optimized. By setting a target that is also achievable, the Board believes that NEOs remain motivated to perform at the high level required to achieve the Adjusted EBITDA target. Adjusted EBITDA consists of net income plus provision for income taxes, stock based compensation expense, other one-time non-cash charges, interest expense, depreciation and amortization less interest income and any benefit for income taxes. The compensation Committee determined that Adjusted EBITDA is an appropriate indicator of the Company’s financial performance and that each NEO could have a direct impact on it. Under the Bonus Program, an additional evaluation is completed at year-end, which allows for the potential to exceed the Target Bonus Percentage. For every whole percentage point that our actual Adjusted EBITDA exceeds the full-year Adjusted EBITDA target, an additional 1% of NEO salary may be awarded up to a maximum of 40% of the NEO’s annual salary.

In 2019, the Target Bonus Percentage was set at 20% of the NEO’s annual salary, the standard Target Bonus Percentage per our Bonus Program. For 2019, the Adjusted EBITDA target was set at $54.3 million. The Adjusted EBITDA target was set at 10.4%  below the 2018 actual Adjusted EBITDA in consideration of expected higher expenses and operational disruptions relating to the opening of the Monarch Casino Resort Spa Black Hawk in 2019. The opening of the Monarch Casino Resort Spa Black Hawk was postponed to 2020. As a result the Company achieved $61.7 million Adjusted EBITDA, which was 13.6% above the target and 1.8% above 2018 Adjusted EBITDA. The Compensation Committee evaluated the financial results and the assumptions on which the target EBITDA was built, and also considered other factors related to the performance of the NEOs. In 2019, each NEO had increased responsibilities relating to the construction of the new hotel and expanded casino in Black Hawk. In addition, the Compensation Committee considered the Company’s strong financial results achieved in spite of the construction disruptions at Monarch Black Hawk and the challenging labor market at both markets, Reno and Denver.

Based on its assessment of the quantitative and qualitative components described above,  the Compensation Committee recommended and the Board approved a bonus award for each NEO of 10.0% of their base salary paid in the current year.

One-Time Cash Awards

We may, from time to time, award one-time cash payments based on superior financial performance relative to the Board-established annual financial profit target when such performance is deemed to be extraordinary or in certain other exceptional circumstances.

Regarding extraordinary performance, such determination is based on several factors including, but not limited to, comparison of our financial performance relative to our competitors, the general market conditions in which those financial results were generated and other operating criteria that indicate that the financial results were abnormally strong given those market and operating conditions. Such performance criteria could serve as the basis for increasing an NEO’s salary level; however, by instead rewarding such performance with one-time cash awards, we believe we are more accurately promoting sustained, superior performance by more closely linking the reward with the timing of the performance. No one-time cash awards were paid for performance in 2017, 2018 and 2019.

Stock Option Awards

While it is difficult to predict the value an NEO will ultimately realize from the stock option compensation component, the compensation package is designed with the expectation that stock options will provide the highest potential reward of the four components of the NEO compensation package. As such, the most significant driver of NEO compensation is designed to correlate directly with the financial gains of our stockholders through changes in stock prices. As our stock price increases or decreases, the value of NEO stock option awards also increases or decreases. By designing the compensation program in this way, we believe that a significant portion of NEO compensation has been directly aligned with the interests of our stockholders.

NEOs receive an initial stock option grant (the “Initial Grant”) on their hire date and receive subsequent grants (the “Subsequent Grants”) in amounts equal to, and commensurate with, the portion of the Initial Grant that vests. The Initial Grant vests, assuming continued employment, in three equal tranches beginning on the third anniversary of the grant date and is fully vested on the NEO’s fifth anniversary. The Subsequent Grants vest three years after their respective grant date. Neither Initial Grants nor Subsequent Grants vest earlier than three years and in the case of Initial Grants, do not fully vest earlier than five years.

Stock option awards are granted at exercise prices equal to the closing market price of our stock on the date the stock option award is granted, except for any Incentive Stock Option (“ISO”) that might be granted to Mr. John Farahi, whose exercise price would be 110% of the relevant closing market price, since he is the beneficial owner of more than 10% of our Common Stock. As such, the value of the award increases only if our stock price increases subsequent to the stock option’s grant date. Because these awards vest over time, the stock option component of NEO compensation also encourages NEO retention, as value related to unvested stock options is forfeited if an NEO ceases to be employed by us. To date, the Compensation Committee has not granted ISOs.

Compensation Clawback Policy

Our NEOs are subject to a compensation clawback policy. In the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid or awarded to an NEO would have been a lower amount had it been calculated based on such restated results, the awarded compensation is subject to repayment by the NEO.

Employment Agreements or Arrangements

We do not currently have any written or unwritten employment agreement or arrangement with any of our NEOs.

Change in Control Vesting

Stockholders approved the 2014 Plan on May 21, 2014. The 2014 Plan serves as the successor to our 1993 Employee Stock Option Plan, 1993 Executive Long-Term Incentive Plan and 1993 Directors’ Stock Option Plan (which plan terminated on June 13, 2013) (the “Predecessor Plans”). The 2014 Plan became effective as of May 21, 2014 and the remaining two Predecessor Plans terminated on that date (except with respect to awards previously granted under the Predecessor Plans that remain outstanding).

In order for any equity award held by the NEOs under the 2014 Plan to accelerate, there must be a change in control (which is also a corporate transaction) of Monarch, and the NEO must have been involuntarily terminated without cause or have resigned for good reason (as defined in the 2014 Plan) within twelve months of the change in control (often referred to as a “double trigger”). Upon a change in control (which is not also a corporate transaction), any equity awards held by the NEOs under the 2014 Plan will automatically vest on the date of such change in control.

Other Benefits and Compensation Matters

401(k) and Health Benefit Plans. The NEOs are permitted to participate in our 401(k) and health benefit plans on the same basis, and at the same benefit level, as the rest of our full-time employees. The plans include subsidized health insurance benefits and an annual 401(k) matching contribution up to two percent of their annual salary.

Use of Company-provided Vehicle. Our CEO, President and COO are each provided the use of a Company-provided vehicle.

Prohibition of option repricing or cash buyouts. Our policy is to prohibit any form of option repricing or to exchange underwater stock options for a cash settlement unless approval of stockholders has been granted.

Prohibition of speculative and hedging transactions. All directors, executive officers and employees at the level of “director” or higher are prohibited from participating in short sales of, and trading in, put and call options on, the Company’s securities.

Compensation Setting Process

The Compensation Committee determines and approves, or recommends to the Board for approval, all compensation and awards to the Company’s CEO and other executive officers. In making this determination, the recommendation and advice of certain executives is considered. The Compensation Committee solicits the CEO’s recommendation regarding executive officers’ compensation, other than himself. Each NEO also provides input about his individual contribution to the Company’s success for the period being assessed. The Compensation Committee reviews at least annually the performance and the compensation of the CEO in light of the corporate goals and objectives applicable to the compensation of the CEO, and determines and approves the compensation level of the CEO based on this evaluation. In determining compensation, or making recommendations regarding executive compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates NEOs to focus on the creation of stockholder value without encouraging unnecessary or excessive risk taking. To this end, the Compensation Committee carefully reviews the principal components of NEO compensation. Base salaries are fixed in amount and represent on average 44% of each NEO’s total compensation. Annual incentive pay is focused on achievement of certain specific overall financial goals and is determined using multiple performance criteria. The other major component of our NEOs’ compensation is long-term incentives through stock options, which we believe is important to help further align NEOs’ interests with those of our stockholders. We believe that these cash and incentive awards, especially when combined with the compensation clawback policy described above, appropriately balance risk, payment for performance and align NEO compensation with stockholders interests without encouraging unnecessary or excessive risk taking.

COMPENSATION COMMITTEE REPORT

Notwithstanding any statement to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings or otherwise deemed filed.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

By:	Yvette E. Landau, Chair
Paul Andrews, Member
Craig F. Sullivan, Member

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding compensation of our NEOs for services rendered during the last three completed fiscal years.

				Option	All Other
		Salary	Bonus	Awards	Compensation		Total
Name and Position	Year	($)	($) (1)	($) (2)	($)		($)
John Farahi,	2017	$750,000	$93,750	$1,006,840	$18,651		$1,869,241
Co-Chairman of the Board,	2018	$750,000	$97,357	$867,791	$28,005		$1,743,153
Secretary and	2019	$750,000	$75,000	$843,767	$28,298	(3)	$1,697,065
Chief Executive Officer
Bob Farahi,	2017	$250,000	$31,250	$503,405	$25,182		$809,837
Co-Chairman of the Board	2018	$250,000	$32,451	$433,908	$25,664		$742,023
and President	2019	$250,000	$25,000	$421,883	$25,944	(4)	$722,827
David Farahi,	2017	$325,000	$40,625	$326,707	$3,121		$695,453
Chief Operating Officer	2018	$398,653	$49,832	$1,290,809	$20,082		$1,759,376
	2019	$400,000	$40,000	$446,547	$26,000	(5)	$912,547
Edwin S. Koenig,	2017	$160,968	$20,121	—	$3,594		$184,683
Chief Accounting Officer	2018	$165,000	$21,419	54,736	$3,830		$244,985
	2019	$165,000	$16,500	$43,889	$3,728	(6)	$229,117

(1)	The amounts reflect annual cash bonus awards earned in the specified year.
(2)

The amounts in this column do not reflect compensation actually received by the NEO nor do they reflect the actual value that will be recognized by the NEO. Instead the amounts reflect the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the stock option awards, refer to Note 10 to our financial statements for the years ended December 31, 2019 and 2018, which are included in our Annual Report on Form 10-K for the years ended December 31, 2019 and 2018 and Note 9 to our financial statements for the year ended December 31, 2017, which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, each filed with the SEC .

(3)

This amount reflects (a) $24,041 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $4,257 for the associated automobile insurance and registration.

(4)

This amount reflects (a) $21,865 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $4,079 for the associated automobile insurance and registration.

(5)

This amount reflects (a) $21,506 relating to the annual cost of the Company-owned automobile, based on five (5) years amortization schedule, and (b) $4,494 for the associated automobile insurance and registration.

(6)	This amount reflects the Company’s contribution to Mr. Koenig’s 401(k) plan.

Grants of Plan Based Awards Made in Fiscal 2019

The following table presents information regarding the equity incentive awards granted to our NEOs for 2019.

		Option			Grant
		Awards:		Exercise	Date Fair
		Number of		or Base	Value of
		Securities		Price of	Stock and
		Underlying		Option	Option
		Options		Awards	Awards
Name	Grant Date	(#)		($/Sh) (1)	($) (2)
John Farahi,	11/1/2019	66,666	(3)	$43.24	$843,767
Co-Chairman of the
Board, Secretary and
Chief Executive Officer
Bob Farahi,	11/1/2019	33,333	(3)	$43.24	$421,883
Co-Chairman of the
Board and President
David Farahi,	2/1/2019	13,334	(3)	$43.30	$183,181
Chief Operating Officer	3/1/2019	1,666	(3)	$44.31	$23,493
	8/1/2019	6,666	(3)	$45.69	$89,917
	9/1/2019	11,667	(3)	$44.38	$149,956
Edwin S. Koenig,	6/1/2019	3,333	(3)	$43.03	$43,889
Chief Accounting Officer

(1)

The Company’s policy is to set exercise prices for stock option awards equal to the closing price of the Company’s stock on the grant date. If the grant date falls on a date that the stock market is closed, the exercise price is set at the closing price on the last day that the market was open before the grant date.

(2)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2019, calculated in accordance with FASB ASC Topic 718.

(3)	The option award vests 100% on the third anniversary of the grant date subject to continued employment on that date.

Option Exercises in Fiscal 2019

The following table provides information for our NEOs for options that were exercised during 2019 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

Option Awards
	Number of Shares	Value
	Acquired on	Realized on
	Exercise	Exercise
Name	(#)	($) (1)
John Farahi,	—	—
Co-Chairman of the Board, Secretary and Chief Executive Officer
Bob Farahi,	—	$—
Co-Chairman of the Board and President
David Farahi,	—	—
Chief Operating Officer
Edwin S. Koenig,	—	$—
Chief Accounting Officer

(1)	Represents the spread between (i) the market price of our common stock at exercise and (ii) the exercise price of all options exercised during the year, multiplied by the number of options exercised.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2019.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	Exercisable	Unexercisable		Price	Expiration
Name	(#)	(#)		($)	Date
John Farahi,	66,668			$9.33	10/21/2021
Co-Chairman of the	66,666			$8.56	10/9/2022
Board, Secretary and	66,666			$21.71	10/21/2023
Chief Executive Officer	66,668			$12.32	10/21/2024
	66,666			$17.62	10/21/2025
	66,666			$23.08	11/1/2026
		66,668	(1)	$45.32	11/1/2027
		66,666	(2)	$39.82	11/1/2028
		66,666	(3)	$43.24	11/1/2029
Bob Farahi,	33,334			$9.33	10/21/2021
Co-Chairman of the	33,334			$21.71	10/21/2023
Board and President	33,334			$12.32	10/21/2024
	33,334			$17.62	10/21/2025
	33,333			$23.08	11/1/2026
		33,333	(1)	$45.32	11/1/2027
		33,334	(2)	$39.82	11/1/2028
		33,333	(3)	$43.24	11/1/2029
David Farahi,	5,000			$6.72	2/10/2020
Chief Operating Officer	5,000			$11.15	6/21/2020
	20,000			$10.20	7/12/2020
	1,667			$9.30	8/13/2021
	1,667			$7.42	8/13/2022
	30,000			$7.55	8/21/2022
	1,666			$10.33	2/10/2023
	6,666			$17.79	7/12/2023
	1,667			$20.00	8/13/2023
	40,000			$19.00	1/17/2024
	1,666			$18.41	2/10/2024
	6,667			$14.95	7/12/2024
	1,667			$12.40	8/13/2024
	1,667			$17.08	2/10/2025
	6,667			$20.69	7/12/2025
	1,667			$18.44	8/13/2025
	10,000			$17.60	8/21/2025
	1,666			$20.49	3/1/2026
	6,666			$23.52	8/1/2026
	11,667			$23.63	9/1/2026
		13,333	(4)	$23.54	2/1/2027
		1,666	(5)	$26.93	3/1/2027
		6,667	(6)	$33.34	8/1/2027
		11,666	(7)	$35.10	9/1/2027
		13,333	(8)	$45.55	2/1/2028
		1,667	(9)	$42.46	3/1/2028
		50,000	(10)	$42.74	5/3/2028
		6,667	(11)	$47.81	8/1/2028
		11,666	(12)	$47.05	9/1/2028
		13,334	(13)	$43.30	2/1/2029
		1,666	(14)	$44.31	3/1/2029
		6,666	(15)	$45.69	8/1/2029
		11,667	(16)	$44.38	9/1/2029
Edwin S. Koenig,	3,333	3,334	(17)	$18.84	5/4/2025
Chief Accounting Officer		3,333	(18)	45.74	6/1/2028
		3,333	(19)	$43.03	6/1/2029

(1)	Vests in full on November 1, 2020, subject to continued employment through that date.
(2)	Vests in full on November 1, 2021, subject to continued employment through that date.
(3)	Vests in full on November 1, 2022, subject to continued employment through that date.
(4)	Vested in full on February 1, 2020.
(5)	Vested in full on March 1, 2020.
(6)	Vests in full on August 1, 2020, subject to continued employment through that date.
(7)	Vests in full on September 1, 2020, subject to continued employment through that date.
(8)	Vests in full on February 1, 2021, subject to continued employment through that date.
(9)	Vests in full on March 1, 2021, subject to continued employment through that date.
(10)	Vests as follows subject to continued employment through the noted dates: 16,666 shares vest on May 3, 2021, 16,667 shares vest on May 3, 2022 and 16,667 shares vest on May 3, 2023.
(11)	Vests in full on August 1, 2021, subject to continued employment through that date.
(12)	Vests in full on September 1, 2021, subject to continued employment through that date.
(13)	Vests in full on February 1, 2022, subject to continued employment through that date.
(14)	Vests in full on March 1, 2022, subject to continued employment through that date.
(15)	Vests in full on August 1, 2022, subject to continued employment through that date.
(16)	Vests in full on September 1, 2022, subject to continued employment through that date.
(17)	Vests in full on May 4, 2020, subject to continued employment through that date.
(18)	Vests in full on June 1, 2021, subject to continued employment through that date.
(19)	Vests in full on June 1, 2022, subject to continued employment through that date.

Potential Payments Upon Termination in Connection with Change in Control

Our 2014 Plan provides for acceleration of equity awards to our NEOs upon termination in connection with a Corporate Transaction or Change in Control of our Company.  Unless otherwise provided in an award agreement, in order for any equity award held by the NEOs under the 2014 Plan to accelerate, there must be a Corporate Transaction or a Change in Control (which is also a Corporate Transaction) of Monarch, and the NEO must have been involuntarily terminated without Cause or have resigned for Good Reason within twelve months of the Corporate Transaction or Change in Control (often referred to as a “double trigger”). Upon a Change in Control (which is not also a Corporate Transaction) or a Corporate Transaction, any equity awards held by the NEOs under the 2014 Plan (or in the case of a Corporate Transaction, any awards that are neither assumed or replaced by the Company or a successor entity) will automatically vest immediately prior to the effective date of such Change in Control or Corporate Transaction.

Other than as described above, we have no contract, agreement, plan or arrangement, whether written or unwritten, that would provide for payments to our NEOs at, following, or in connection with any termination, including resignation, severance, retirement or a change in control of the Company.

Under our 2014 Plan:

“Good Reason” means (absent a definition in a written agreement) the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the grantee: (i) a material and substantial diminution in the grantee’s responsibilities or duties; (ii) a reduction in the grantee's base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the grantee's by the same percentage amount will not constitute a salary reduction; or (iii) requiring the grantee to be based at any place outside a 50 mile radius from the grantee's job location as a result of a Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

“Cause” means (absent a definition in a written agreement) if the NEO: (i) performs or fails to perform any act in bad faith and to the detriment of the Company or a related entity; (ii) materially breaches any agreement with the Company or a related entity; (iii) engages in any material act or omission constituting dishonesty, wrongdoing or malfeasance; (iv) engages in conduct which violates our Company’s or any related entity’s code of conduct policy; (v) is denied or fails to be issued any gaming license, finding of suitability or other similar regulatory approval, or the subsequent revocation, suspension or non-renewal of the same; or (vi) commits a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines "Cause" on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of "Cause" shall not apply until a Corporate Transaction or a Change in Control actually occurs.

“Change in Control” means a change in ownership or control of the Company that occurs when (i) a person or group acquires the Company (other than an acquisition from or by the Company, any of our employee benefit plans or any of our affiliates) and becomes the beneficial owner of 50% or more of the total combined voting power of our then outstanding voting securities pursuant to a tender or exchange offer made directly to our stockholders which a majority of the Continuing Directors who are not affiliates or associates of the offeror do not recommend such stockholders accept or (ii) the Board composition changes over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors. Continuing Directors means Board members who either (a) have been Board members continuously for at least twelve (12) months or (b) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

“Corporate Transaction” means (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions by any person or group of persons (other than the Company or by one of our employee benefit plans) of beneficial ownership of 50% or more of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines shall not be a Corporate Transaction.

The estimated payments that would be provided to each of our NEOs as a result of a termination for Good Reason or without cause in connection with a Corporate Transaction or Change in Control as described above are set forth in the table below. Calculations for this table are based on the assumption that the termination for Good Reason or without
Cause took place on December 31, 2019.

Payment Upon Termination
for Good Reason or Without Cause
in Connection With a Corporate Transaction
Name	or Change in Control ($) (1)
John Farahi,	$1,151,328
Co-Chairman of the Board, Secretary and Chief Executive Officer
Bob Farahi,	$575,670
Co-Chairman of the Board and President
David Farahi,	$1,135,657
Chief Operating Officer
Edwin S. Koenig,	$126,817
Chief Accounting Officer

(1)

Represents the value of accelerated stocks options which reflects the excess of the market price of our Common Stock on December 31, 2019 ($48.55) over the per share exercise price of any stock option which was unvested as of December 31, 2019. All options granted are subject to double-trigger accelerated vesting upon a Corporate Transaction or Change in Control (which is also a Corporate Transaction), as described above.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the median annual total compensation of its employees and the annual total compensation of the Company’s CEO. In 2019, the total annual compensation for John Farahi, the Company’s CEO, including, in addition to the compensation categories required per Item 402(c)(2)(x) of Regulation S-K, the personal benefits (employer’s portion of medical insurance and employer match of 401(k) contribution), was $1,709,831.  We selected December 31, 2019, the last day of our fiscal year, as the determination date for identifying the median employee. In accordance with the SEC rules and taking in consideration that there were no significant changes in the employee population or employee compensation during 2019,  we reasonably believe that there have been no changes that would significantly affect our pay ratio disclosure.  Therefore, we used the same employee we determined as the Company’s median employee in 2017. Such median employee’s 2019 total annual compensation was $34,101. Consequently, the resulting pay ratio of total annual compensation of Mr. Farahi to the median employee for 2019 was 50:1.

We used the following methodologies to identify the median employee and calculate total annual compensation:

•	We used the Company’s 2017 payroll records for all full-time and part-time active employees as of December 31, 2017, which consisted of 2,152 employees.
•	We annualized the basic cash compensation for all employees hired during 2017. Basic cash compensation includes: regular pay, actual tips, distribution tips and commission.
•

We used 2017 total annual compensation to determine the median employee.  Total compensation includes: basic cash compensation, overtime pay, holiday pay, bonus, any additional pay (meetings and training, upsell pay, etc.), grant date fair value of stock options awarded, employer portion of medical insurance expense and employer match of 401(k) contribution.

•	We used 2019 total annual compensation to measure the compensation for the CEO and for the median employee.
•	CEO pay ratio was calculated by dividing the CEO’s total compensation by the median employee’s total compensation.

DIRECTORS COMPENSATION ― FISCAL 2019

Directors who are not employees of the Company are paid a cash fee of $40,000 annually. Each non-employee director serving as the chairman of a standing committee of the Board received an additional annual cash fee of $10,000 for each standing committee chaired during the year. The equity compensation component of non-employee director compensation consists of an annual stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair. The options vest on the six-month anniversary of the grant date.

		Grant Date
	Fees	Fair Value of
	Paid in	Stock Option
	Cash	Awards	Total
Name	($) (1)	($) (2) (3) (4)	($)
Yvette E. Landau	$50,000	$61,347	$111,347
Craig F. Sullivan	$50,000	$61,347	$111,347
Paul Andrews	$50,000	$61,347	$111,347

(1)	The amounts in this column include $40,000 of annual fees earned and paid in cash for services as a director and $10,000 of earned and paid in cash annual committee chairmanship fees.
(2)

The amounts in this column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2019 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2019 grants, refer to Note 10 in our financial statements for the year ended December 31, 2019, which is included in our Annual Report on Form 10-K filed with the SEC.

(3)

On the date of the prior year’s annual stockholders meeting, each non-employee director received a stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair. The options were issued at exercise prices equal to the closing price of the Company’s stock on the grant date. The options vested on the six-month anniversary of the grant date.

(4)	The following table sets forth the aggregate number of unexercised stock options outstanding at December 31, 2019 for each of our non-employee directors.

Aggregate Number of
Unexercised Stock Options
Outstanding at
Name	December 31, 2019 (#)
Yvette E. Landau	61,000
Craig F. Sullivan	36,600
Paul Andrews	36,600

CODE OF ETHICS

The Company adopted a Business Ethics Policy and Code of Conduct in 1999, as revised in March 2013, a copy of which may be reviewed on the Company’s website, www.monarchcasino.com by clicking on Corporate Overview and then Corporate Governance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The shopping center adjacent to the Atlantis (the “Shopping Center”) is owned by Biggest Little Investments, L.P. (“BLI”). John Farahi and Bob Farahi, Co-Chairmen of the Board and executive officers of the Company, and Ben Farahi are the three largest stockholders (“Farahi Family Stockholders”) of Monarch and each also beneficially own limited partnership interests in BLI. Maxum LLC is the sole general partner of BLI, and Ben Farahi is the sole managing member of Maxum LLC. Neither John Farahi nor Bob Farahi has any management or operational control over BLI or the Shopping Center. Until May 2006, Ben Farahi formerly held positions of Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer of the Company.

On August 28, 2015, Monarch, through its subsidiary Golden Road, entered into a 20-year lease agreement with BLI for a portion of the Shopping Center (the “Parking Lot Lease”). The Parking Lot Lease gives the Atlantis the right to use a parcel, approximately 4.2 acres, comprised of a commercial building and surrounding land adjacent to the Atlantis. The primary purpose of the Parking Lot Lease is to provide additional, convenient, Atlantis surface parking. The Company demolished the building and converted the land into approximately 300 additional surface parking spaces for the Atlantis. The minimum annual rent under the Parking Lot Lease is $695 thousand commencing on November 17, 2015. The minimum annual rent is subject to a cost of living adjustment increase on each five-year anniversary. In addition, the Company is responsible for the payment of property taxes, utilities and maintenance expenses related to the Leased Property. The Company has an option to renew the Parking Lot Lease for an additional 10-year term. If the Company elects not to exercise its renewal option, the Company will be obligated to pay BLI $1.6 million. In 2019, the Company paid $695 thousand for rent and $32 thousand for operating expenses relating to this lease.

In addition, the Atlantis shares a driveway with the Shopping Center and leases approximately 37,400 square feet from BLI (the “Driveway Lease”) for an initial lease term of 15 years,  which commenced on September 30, 2004, at an original annual rent of $300 thousand plus common area expenses. The annual rent is subject to a cost of living adjustment increase on each five year anniversary of the Driveway Lease. Effective August 28, 2015, in connection with the Parking Lot Lease, the Driveway Lease was amended to: (i) make the Company solely responsible for the operation and maintenance costs of the shared driveway (including the fountains thereon); (ii) eliminate the Company’s obligation to reimburse the Shopping Center for its proportionate share of common area expenses; and (iii) exercise the three successive five-year renewal terms beyond the initial 15-year term in the existing Driveway Lease. After giving effect to the exercise of such renewal options, the Driveway Lease will expire on September 29, 2034. At the end of the renewal terms, the Company has the option to purchase the leased driveway section of the Shopping Center. In 2019, the Company paid $383 thousand for rent and $29 thousand for operating expenses relating to this lease.

The Company occasionally leases billboard advertising, storage space and parking lot space from affiliates controlled by Farahi Family Stockholders and paid $150 thousand for the year ended December 31, 2019 for such leases.

Because of the above-referenced ownership interests in BLI, the Company’s Audit Committee was delegated full authority by the Company’s Board of Directors to consider, evaluate and, if appropriate, negotiate on behalf of the Company any potential transactions with BLI. The Audit Committee, acting with the advice and assistance of legal and other advisors, evaluated management’s recommendations with respect to addressing short term and long term parking needs of the Atlantis, evaluated alternative parking sites for the Atlantis, including utilizing land owned by the Company, construction of an elevated parking structure on the Atlantis site, nearby land owned by parties unrelated to the Company or its affiliates and other alternatives, including taking no action on parking expansion. After considering what the Audit Committee felt were all reasonably feasible alternatives, the Audit Committee concluded that the Leased Property was the preferred alternative to meet the Company’s needs. The Audit Committee obtained expert independent advice on the fair market value rent of the Leased Property and received reports that the proposed rent for the Lease Property was indicative of market rent. The Audit Committee engaged another independent advisor to analyze the potential incremental gaming revenue benefit from the proposed additional surface parking spaces to be leased under the Parking Lot Lease. Based on the foregoing reports and analyses, including reports from management, and the Audit Committee’s own investigations and negotiations, the Audit Committee determined that the Leased Property is important to the parking expansion strategy of the Company and that the proposed lease transactions, on the terms and subject to the conditions of the Parking Lot Lease and the Driveway Lease Amendment, are advisable, fair to, and in the best interests of the Company and its stockholders and approved the Parking Lot Lease and the Driveway Lease Amendment.

Audit Committee Review

Under applicable Nasdaq listing standards, all related person transactions must be approved by our Audit Committee or another independent body of the Board of Directors. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. The Company requires that the Audit Committee of the Board review and approve related party transactions. The Audit Committee reviews all related party transactions on a case-by-case basis and approves any such transaction in accordance with Nevada corporate law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and stockholders holding more than 10% of our Common Stock are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us, during 2019 there was one late filing as shown in the table below.

Name	Number of late Reports	Transactions not Reported in Timely Manner	Known Failures to File a Required Form
David Farahi	1	1	None

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), audited the Company’s financial statements for the fiscal year ended December 31, 2019. EY is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

The Audit Committee has formally engaged EY to audit the Company’s financial statements for the year ending December 31, 2020.

AUDIT AND RELATED FEES

Audit Fees. The aggregate fees billed by EY for the audit of the Company’s annual financial statement review of financial statements included in the Company’s Form 10‑Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $410,000 for the year ended December 31, 2018 and $410,000 for the year ended December 31, 2019.

Audit Related Fees. There were no fees billed for the year ended December 31, 2018 and $2,600 fees were billed for the year ended December 31 2019 that were not included in the above listed aggregate audit fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees. The aggregate fees billed for professional services rendered by EY for tax compliance, tax advice and tax planning were $35,000 for each of the years ended December 31, 2018 and 2019. These services primarily consisted of preparation of the Company’s federal and state corporate tax returns. The Company paid $15,000 for preparation of tax Form 3115 relating to the tax accounting method change for the year ended December 31, 2018. In addition, in 2018, the Company paid $18,870 for advice on the 2016 federal tax return examination.

All Other Fees. There were no other fees billed by EY for the years ended December 31, 2018 and 2019.

Audit Committee Pre-Approval Policies and Procedures

As required by the Audit Committee Charter, all services proposed to be provided by outside independent auditors must be approved in advance by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. In connection with making any pre-approval decisions, the Audit Committee considers whether the permission of such services by EY is consistent with maintaining EY’s status as our independent auditors. Consistent with these policies and procedures, all services provided by, and all fees paid to, EY in 2019 and 2018 were approved by the Audit Committee.

There were no non-audit services performed by EY in 2019 and 2018.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors of Monarch Casino & Resort, Inc.:

Our role is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in our charter, the Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2019.

We have discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received and reviewed the written disclosures and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019.

THE AUDIT COMMITTEE

By:	Craig F. Sullivan , Chair
Paul Andrews, Member
Yvette E. Landau , Member

VOTING PROCEDURES

The Company will appoint three inspectors of election to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

HOUSEHOLDING

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Broadridge in writing: Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717or by telephone: 1-866-540-7095.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Broadridge as indicated above. Beneficial stockholders can request information about householding from their nominee.

OTHER BUSINESS

The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and will use their discretion and vote all proxies in accordance with their judgment.

The Company’s 2019 annual report on Form 10‑K, including financial statements for the year ended December 31, 2019, along with these proxy materials, are being made available on the Internet, or, when requested, mailed on or about April 30, 2020 to all stockholders of record of the Company as of April 13, 2020.

By order of the Board of Directors,

JOHN FARAHI
Secretary

ANNUAL MEETING OF MONARCH CASINO & RESORT, INC Annual Meeting of Monarch Casino & Resort, Inc to be held on Tuesday, June 09, 2020 for Holders of Record as of April 13, 2020 This proxy is being solicited on behalf of the Board of Directors Date: Time: Place: June 09, 2020 10:00 A.M. (Pacific Time) Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MCRI to register to attend the Annual Meeting. VOTED BY: Please make your marks like this: Use dark black pencil or pen only INTERNET TELEPHONE 866-883-1685 Board of Directors Recommends a Vote FOR all nominees for director in proposal 1 and FOR proposal 2. 1: Election of Directors Call Go To www.proxypush.com/MCRI • Cast your vote online. • View Meeting Documents. Board of • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. Directors Recommends OR For Against Abstain 01 John Farahi 02 Craig F. Sullivan 03 Paul Andrews For For For MAIL • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR For Against Abstain 2: To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers. For The stockholder hereby appoints John Farahi and Bob Farahi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MONARCH CASINO & RESORT, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at www.proxydocs.com/MCRI on Tuesday, June 9, 2020, at 10:00 a.m. PDT, and any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. NOTE: Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. PROXY TABULATOR FOR MONARCH CASINO & RESORT, INC P.O. BOX 8016 CARY, NC 27512-9903 Authorized Signatures - This section must be completed for your instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the per foration and return just this portion in the envelope provided.

Proxy — Monarch Casino & Resort, Inc. Annual Meeting of Stockholders June 09, 2020, 10:00 a.m. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The stockholder hereby appoints John Farahi and Bob Farahi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MONARCH CASINO & RESORT, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at www.proxydocs.com/MCRI on Tuesday, June 9, 2020, at 10:00 a.m. PDT, and any adjournment thereof. The purpose of the Annual Meeting is to take action on the following: 1.To elect the three director nominees identified in the proxy statement and listed below; and 2.To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers. The three directors nominated for re-election are: John Farahi, Craig F. Sullivan, and Paul Andrews. The Board of Directors of the Company recommends a vote “FOR” all nominees for director in proposal 1 and “FOR” proposal 2. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director in proposal 1 and “FOR” proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.